Exhibit 10.2

EXPENSE LIMITATION AGREEMENT

This Expense Limitation Agreement (the “Agreement”) is made on this 23rd day of April, 2021, by and between Sierra Income Corporation (the “Company”) and Medley Capital LLC (the “Administrator”).

WITNESSETH:

WHEREAS, the Company is a non-diversified, closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company and the Administrator entered into that certain Administration Agreement (the “Administration Agreement”), dated April 17, 2012, pursuant to which the Administrator performs (or oversees, or arranges for, the performance of) the administrative services necessary for the operation of the Company; and

WHEREAS, the Company and the Administrator have determined that it is appropriate and in the best interests of the Company to set a cap on the expenses payable by the Company to the Administrator under the Administration Agreement during the fiscal year ending December 31, 2021.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

1.	Cap on Expenses Payable Under the Administration Agreement

(a)

The Administrator hereby agrees that the amount of expenses payable and reimbursable by the Company under the Administration Agreement will be capped at $2.2 million for the fiscal year ending December 31, 2021.

2.	Duration and Termination of this Agreement

(a)

Term and Effectiveness. This Agreement shall become binding as of the date of its execution by the parties (the “Effective Date”). Upon the Effective Date, the terms of the Administration Agreement will remain in full force and effect, subject to the cap set forth in Section 1. This Agreement shall remain in effect until December 31, 2021, unless extended by mutual written agreement of the Company and the Administrator.

(b)

Termination. This Agreement may be terminated at any time, without the payment of any penalty: (i) by the Company upon 60 days’ written notice to the Administrator: (A) by the vote of the board of directors of the Company; or (ii) by the Administrator upon not less than 120 days’ written notice to the Company. This Agreement and the rights and duties of a party hereunder may not be assigned, including by operation of law, by a party without the prior consent of the other party and this Agreement automatically shall terminate in such event. The provisions of Section 2 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

3.	Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at the address listed below or at such other address for a party as shall be specified in a notice given in accordance with this Section 3:

To the Company:

Attn: Richard T. Allorto, Jr.

280 Park Avenue

6th Floor East

New York, NY 10017

To the Administrator:

Attn: Nathan Bryce

280 Park Avenue

6th Floor East

New York, NY 10017

4.	Amendments of this Agreement

This Agreement may be amended by mutual written consent of the parties. This Agreement automatically shall terminate upon the dissolution of the Company.

5.	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

6.	Governing Law

This Agreement shall be construed in accordance with laws of the State of Maryland and the applicable provisions of the 1940 Act, if any. To the extent that the applicable laws of the State of Maryland or any of the provisions herein conflict with the applicable provisions of the 1940 Act, if any, the latter shall control.

7.	Entire Agreement

This Agreement and the Administration Agreement contain the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

SIERRA INCOME CORPORATION

By:	/s/ Dean Crowe
Name:	Dean Crowe
Title:	President

MEDLEY CAPITAL LLC

By:	/s/ Richard T. Allorto, Jr.
Name:	Richard T. Allorto, Jr.
Title:	Chief Financial Officer